EXHIBIT 99
FOR RELEASE 6:00 AM ET, February 1, 2021

Contact:    Robert S. Tissue, Executive Vice President & CFO
Telephone:    (304) 530-0552
Email:        rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS RECORD QUARTERLY EPS AND NET INCOME

Q4 2020 Diluted EPS $0.79 compared to $0.74 for Q3 2020 and $0.65 for Q4 2019

MOOREFIELD, WV – February 1, 2021 (GLOBE NEWSWIRE) – Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported fourth quarter 2020 net income of $10.3 million, or $0.79 per diluted share, both representing a quarterly record. In comparison, earnings for third quarter 2020 were $9.62 million, or $0.74 per diluted share, and for fourth quarter 2019 were $8.15 million, or $0.65 per diluted share.

For the full year 2020, Summit recorded net income of $31.3 million, or $2.41 per diluted share, compared with $31.9 million, or $2.53 per diluted share, for 2019, representing a decrease of 1.7 percent or 4.7 percent per diluted share. The principal factor negatively impacting our earnings this past year was the $13.0 million increase in our provision for credit losses ($9.84 million after taxes, or $0.76 per diluted share) compared to 2019. Recently adopted loan loss accounting rules now require us to record all estimated future losses in our loan portfolio, and this contributed significantly to our credit loss provision for 2020 as we recorded our estimate of loan losses expected to result from the COVID-19 pandemic.

Summit completed its acquisition of WinFirst Financial Corp. (“WFC”) and its subsidiary, WinFirst Bank, headquartered in Winchester, Kentucky on December 14, 2020; accordingly, WFC’s results of operations are included in Summit’s consolidated results of operations from the date of acquisition. At consummation, WFC had total assets of $143.4 million, loans of $123.8 million, and deposits of $103.6 million.

H. Charles Maddy, III, President and Chief Executive Officer commented, “I am very pleased to report Summit concluded a challenging year by achieving both record quarterly earnings and net revenues in fourth quarter of 2020. I am particularly gratified by our continued strong core operating performance, highlighted by strong growth in net interest income, all while maintaining a stable net interest margin and well-controlled noninterest expenses. These results validate not only our core growth strategies, but our ability to remain disciplined in trying times. This is also a tribute to our management and employees who have worked tirelessly the past year to put forth consistent, high levels of client service despite the many challenges. Looking ahead, I am inspired by our gaining momentum towards the goal to be a consistently growing, high-performing community banking institution. We are both fundamentally and financially strong as we face the challenges of 2021 and beyond.”

Highlights for Q4 2020

•Net interest income increased 23.3 percent (annualized) compared to Q3 2020 and increased 32.2 percent year over year, primarily due to loan growth and lower funding costs.

•Net interest margin in Q4 2020 increased 12 basis points to 3.76 percent as compared to the linked quarter, as yield on interest earning assets increased 4 basis points while the cost of deposits and other funding declined 11 basis points, as well as our diligence and disciplined approach toward asset/liability management.

•Excluding mortgage warehouse lines of credit and acquired WFC loans, loan balances increased $29.8 million during the quarter, despite PPP loan pay downs totaling $22.6 million in Q4 2020.

•Recorded provision for credit losses of $3.00 million (of which $2.0 million is attributable to acquired WFC loans) in Q4 2020 compared to $3.25 million in Q3 2020 and $500,000 in Q4 2019; our increased credit provisions in 2020 are principally due to the estimated potential future economic impact of the COVID-19 crisis.

•Efficiency ratio was 49.38 percent compared to 48.95 percent in the linked quarter and 52.25 percent for Q4 2019.

•Net foreclosed properties expenses increased to $676,000 in Q4 2020 compared to $607,000 in Q3 2020 as net losses on sales of foreclosed properties in Q4 2020 totaled $489,000 compared to $44,000 net gains in Q3 2020 and write downs of foreclosed properties to estimated fair values totaled $64,000 in Q4 2020 compared to $555,000 in Q3 2020. During Q4 2019, such write downs totaled $497,000 and realized net gains were $312,000.

•Realized $912,000 securities gains in Q4 2020 compared to $1.52 million in the linked quarter and $403,000 in Q4 2019.

•Nonperforming assets as a percentage of total assets increased to 1.16 percent compared to 0.94 percent for the linked quarter and 1.28 percent at year end 2019.

•Completed acquisition of WinFirst Financial Corp. (“WFC”) and its wholly-owned subsidiary, WinFirst Bank, headquartered in Winchester, Kentucky.

Merger & Acquisition Activity

On December 14, 2020, Summit’s bank subsidiary, Summit Community Bank completed its acquisition of WinFirst Corp. and its subsidiary WinFirst Bank, headquartered in Winchester, Kentucky. At consummation, WinFirst had total assets of $143.4 million, loans of $123.8 million and deposits of $103.6 million.

Further, on April 24, 2020, Summit Community Bank completed its acquisition of four branch banking offices located in the Eastern Panhandle of West Virginia from MVB Bank, Inc., a bank subsidiary of MVB Financial Corp. Summit assumed approximately $195.0 million in deposits and acquired approximately $35.3 million in loans in conjunction with this purchase. Also, Summit completed its acquisition of Cornerstone Financial Services, Inc. (“Cornerstone”) and its subsidiary, Cornerstone Bank, headquartered in West Union, West Virginia on January 1, 2020.

At consummation, Cornerstone had total assets of $195.0 million, loans of $39.8 million, and deposits of $173.0 million.

Accordingly, the results of operations of WinFirst, Cornerstone and acquired MVB Bank branches are included in Summit’s consolidated results of operations from the dates of acquisition, and therefore Summit’s 2020 results reflect increased levels of average balances, income and expenses compared to comparable prior year periods.

Results from Operations

Total revenue for fourth quarter 2020, consisting of net interest income and noninterest income, increased 32.0 percent to $32.0 million, which included $912,000 in realized securities gains, compared to $24.2 million for fourth quarter 2019. For full year 2020, total revenue was $115.6 million compared to $96.3 million for 2019, representing a 20.0 percent increase primarily as result of higher net interest income.

For the fourth quarter of 2020, net interest income was $26.2 million, an increase of 32.2 percent from the $19.8 million reported in the prior-year fourth quarter and a 5.8 percent increase compared to the linked quarter. The net interest margin for fourth quarter 2020 was 3.76 percent compared to 3.64 percent for the linked quarter and 3.63 percent for the year-ago quarter. Excluding the impact of accretion and amortization of fair value acquisition accounting adjustments, Summit’s net interest margin would have been 3.70 percent for Q4 2020, 3.59 percent for Q3 2020 and 3.60 percent for Q4 2019.

Noninterest income, consisting primarily of service fee income from community banking activities and trust and wealth management fees, for fourth quarter 2020 was $5.78 million compared to $6.21 million for the linked quarter and $4.40 million for the comparable period of 2019, which included realized securities gains of $912,000 in Q4 2020, $1.52 million in the linked quarter and $403,000 in Q4 2019. Excluding realized securities gains, noninterest income was $4.87 million for fourth quarter 2020 and $4.00 million for fourth quarter 2019. Mortgage origination revenue increased to $1.16 million for Q4 2020 compared to $379,000 in Q4 2019 due to higher volumes of secondary market loans driven primarily by historically low interest rates. Also included in Q3 2020 noninterest income is one-time income approximating $475,000 earned in conjunction with the recent investment in $9.3 million of annuities.

We recorded a $3.0 million provision for credit losses during fourth quarter 2020 compared to $3.25 million for the linked quarter and $500,000 in Q4 2019. As result of the adoption of CECL, the provision for credit losses now represents an estimate of the full amount of expected credit losses relative to loans, whereas under the pre-CECL incurred loss accounting method, the provision was only an estimate of probable existing loan losses.

Q4 2020 total noninterest expense increased 26.2 percent to $16.6 million compared to $13.2 million for the prior-year fourth quarter. This year-over-year increase resulted primarily due to the acquisition of Cornerstone and MVB Bank branches during early 2020. Additionally, other significant factors contributing to the changes in total noninterest expense period over period are as follows: higher FDIC premiums, as we fully utilized in prior periods our FDIC’s Small Bank Assessment Credits, decreased write downs of foreclosed properties to estimated fair values totaling $64,000 in Q4 2020 compared to $555,000 in Q3 2020 and $497,000 in Q4 2019, net losses on sales of foreclosed properties in Q4 2020 of $489,000 compared to net gains during Q3 2020 of $44,000 and Q4 2019 of $312,000 and deferred director compensation expense totaling $612,000 in Q4 2020, compared to $325,000 in Q3 2020 and $281,000 in Q4 2019.

Balance Sheet

At December 31, 2020, total assets were $3.11 billion, an increase of $702.9 million, or 29.2 percent since December 31, 2019. Total loans, net of unearned fees and allowance for loan losses, were $2.38 billion at December 31, 2020, up $479.5 million, or 25.2 percent, from the $1.90 billion reported at year-end 2019. Loans, excluding mortgage warehouse lines of credit and acquired WFC loans, increased $29.8 million during the quarter, or 5.9 percent (annualized). Loans, excluding mortgage warehouse lines of credit, PPP loans and acquired Cornerstone, MVB and WFC loans, have increased $100.4 million, or 5.6 percent since year-end 2019.

At December 31, 2020, core deposits were $2.46 billion, an increase of $774.5 million, or 46.0 percent, since year end 2019. During 2020, checking deposits increased $484.1 million or 54.3 percent, core time deposits grew by $87.3 million or 23.4 percent and savings deposits increased $203.1 million or 48.6 percent. Excluding acquired deposits (of Cornerstone, MVB branches and WFC), core deposits have increased $302.9 million, or 18.0 percent, since year end 2019.

Shareholders’ equity was $281.6 million as of December 31, 2020 compared to $247.8 million at December 31, 2019. In conjunction with the acquisition of Cornerstone on January 1, 2020, Summit issued 570,000 shares of common stock valued at $15.4 million to the former Cornerstone shareholders.

Tangible book value per common share increased to $17.50 as of December 31, 2020 compared to $17.31 at September 30, 2020, although it decreased from $18.11 at December 31, 2019 as result of the somewhat dilutive impacts of the Cornerstone, MVB Branches and WinFirst acquisitions. Summit had 12,942,004 outstanding common shares at Q4 2020 quarter end compared to 12,408,542 at year end 2019.

As announced in Q1 2020, the Board of Directors authorized the open market repurchase of up to 750,000 shares of the issued and outstanding shares of Summit's common stock. The timing and quantity of stock purchases under this repurchase plan are at the discretion of management. During Q4 2020, no shares of our common stock were repurchased under the Plan.

Asset Quality

We incurred net loan charge-offs of $239,000 in fourth quarter 2020 (0.04 percent of average loans annualized), compared to third quarter 2020 net loan charge-offs of $1.01 million, which included an $880,000 charge-off of a commercial real estate relationship which had previously been fully reserved and exhibited weakness prior to the COVID-19 pandemic while $2.34 million and $3.20 million were added to the allowance for loan credit losses through the provision for credit losses during Q4 2020 and Q3 2020, respectively. The allowance for loan credit losses stood at 1.34 percent of total loans as of December 31, 2020, compared to 0.68 percent at year-end 2019.

Similarly, during Q4 2020 and Q3 2020, we also added $665,000 and $48,000, respectively, to the allowance for credit losses on unfunded loan commitments through the provision for credit losses.

As of December 31, 2020, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties and repossessed assets, totaled $35.9 million, or 1.16 percent of assets primarily due to a loan relationship detrimentally impacted by the COVID-19 pandemic totaling $9.68 million that was placed on nonaccrual status. This compares to NPAs of $27.8 million, or

0.94 percent of assets at the linked quarter-end and $30.8 million, or 1.28 percent of assets at the end of 2019.

The following tables summarize the aggregate balances of loans the Company has modified as result of the COVID-19 pandemic as of December 31, 2020 and September 30, 2020 classified by types of loans and impacted borrowers.

		Loan Balances Modified Due to COVID-19 as of 12/31/20
Dollars in thousands	Total Loan Balance as of 12/31/20	Loans Modified to Interest Only Payments	Loans Modified to Payment Deferral	Total Loans Modified	Percentage of Loans Modified
Hospitality Industry	$121,502	$40,513	$12,930	$53,443	44.0%
Non-Owner Occupied Retail Stores	135,405	7,223	447	7,670	5.7%
Owner-Occupied Retail Stores	126,451	2,317	1,246	3,563	2.8%
Restaurants	7,481	—	—	—	—%
Oil & Gas Industry	17,152	—	—	—	—%
Other Commercial Loans	1,134,759	12,006	286	12,292	1.1%
Total Commercial Loans	1,542,750	62,059	14,909	76,968	5.0%
Residential 1-4 Family Personal	305,093	159	1,754	1,913	0.6%
Residential 1-4 Family Rentals	194,612	148	73	221	0.1%
Home Equity Loans	81,588	—	—	—	—%
Total Residential Real Estate Loans	581,293	307	1,827	2,134	0.4%
Consumer Loans	33,906	48	143	191	0.6%
Mortgage Warehouse Loans	251,810	—	—	—	—%
Credit Cards and Overdrafts	2,394	—	—	—	—%
Total Loans	$2,412,153	$62,414	$16,879	$79,293	3.3%

		Loan Balances Modified Due to COVID-19 as of 9/30/20
Dollars in thousands	Total Loan Balance as of 9/30/20	Loans Modified to Interest Only Payments	Loans Modified to Payment Deferral	Total Loans Modified	Percentage of Loans Modified
Hospitality Industry	$120,324	$36,803	$11,466	$48,269	40.1%
Non-Owner Occupied Retail Stores	108,326	19,497	—	19,497	18.0%
Owner-Occupied Retail Stores	100,926	1,601	1,409	3,010	3.0%
Restaurants	7,968	—	—	—	—%
Oil & Gas Industry	24,404	914	—	914	3.7%
Other Commercial Loans	1,084,385	40,846	—	40,846	3.8%
Total Commercial Loans	1,446,333	99,661	12,875	112,536	7.8%
Residential 1-4 Family Personal	263,315	195	991	1,186	0.5%
Residential 1-4 Family Rentals	178,529	3,567	336	3,903	2.2%
Home Equity Loans	82,991	—	—	—	—%
Total Residential Real Estate Loans	524,835	3,762	1,327	5,089	1.0%
Consumer Loans	34,655	34	22	56	0.2%
Mortgage Warehouse Loans	243,730	—	—	—	—%
Credit Cards and Overdrafts	2,251	—	—	—	—%
Total Loans	$2,251,804	$103,457	$14,224	$117,681	5.2%

About the Company

Summit Financial Group, Inc. is a $3.11 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle, Southern and North Central regions of West Virginia, the Northern, Shenandoah Valley and Southwestern regions of Virginia and the central region of Kentucky, through its bank subsidiary, Summit Community Bank, Inc., which operates 43 banking locations.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include: the effect of the COVID-19 pandemic, including the negative impacts and disruptions on the communities we serve, and the domestic and global economy, which may have an adverse effect on our business; current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth; fiscal and monetary policies of the Federal Reserve; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; the successful integration of operations of our acquisitions; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary (unaudited) -- Q4 2020 vs Q4 2019
	For the Quarter Ended		Percent
Dollars in thousands	12/31/2020	12/31/2019	Change
Statements of Income
Interest income
Loans, including fees	$27,897	$24,772	12.6%
Securities	2,228	2,195	1.5%
Other	51	105	-51.4%
Total interest income	30,176	27,072	11.5%
Interest expense
Deposits	2,956	5,952	-50.3%
Borrowings	1,014	1,292	-21.5%
Total interest expense	3,970	7,244	-45.2%

Net interest income	26,206	19,828	32.2%
Provision for credit losses	3,000	500	n/m
Net interest income after provision for credit losses	23,206	19,328	20.1%

Noninterest income
Insurance commissions	127	90	41.1%
Trust and wealth management fees	626	734	-14.7%
Mortgage origination revenue	1,163	379	206.9%
Service charges on deposit accounts	1,305	1,377	-5.2%
Bank card revenue	1,237	906	36.5%
Realized securities gains	912	403	126.3%
Bank owned life insurance and annuity income	233	310	-24.8%
Other income	174	205	-15.1%
Total noninterest income	5,777	4,404	31.2%
Noninterest expense
Salaries and employee benefits	8,501	7,099	19.7%
Net occupancy expense	1,046	815	28.3%
Equipment expense	1,502	1,278	17.5%
Professional fees	370	412	-10.2%
Advertising and public relations	207	214	-3.3%
Amortization of intangibles	409	401	2.0%
FDIC premiums	261	—	n/a
Bank card expense	573	454	26.2%
Foreclosed properties expense, net	676	262	158.0%
Merger-related expenses	218	98	122.4%
Other expenses	2,843	2,126	33.7%
Total noninterest expense	16,606	13,159	26.2%
Income before income taxes	12,377	10,573	17.1%
Income tax expense	2,126	2,424	-12.3%
Net income	$10,251	$8,149	25.8%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary (unaudited) -- Q4 2020 vs Q4 2019

	For the Quarter Ended		Percent
	12/31/2020	12/31/2019	Change
Per Share Data
Earnings per common share
Basic	$0.79	$0.66	19.7%
Diluted	$0.79	$0.65	21.5%

Cash dividends	$0.17	$0.15	13.3%
Dividend payout ratio	21.5%	22.3%	-3.6%

Average common shares outstanding
Basic	12,932,768	12,400,932	4.3%
Diluted	12,980,041	12,458,702	4.2%

Common shares outstanding at period end	12,942,004	12,408,542	4.3%

Performance Ratios
Return on average equity	14.90%	13.32%	11.9%
Return on average tangible equity	18.70%	15.25%	22.6%
Return on average assets	1.37%	1.39%	-1.4%
Net interest margin (A)	3.76%	3.63%	3.6%
Efficiency ratio (B)	49.38%	52.25%	-5.5%

NOTE (A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

NOTE (B) - Computed on a tax equivalent basis excluding merger-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Annual Performance Summary (unaudited) -- 2020 vs 2019
	For the Year Ended		Percent
Dollars in thousands	12/31/2020	12/31/2019	Change
Statements of Income
Interest income
Loans, including fees	$105,564	$97,115	8.7%
Securities	9,173	9,361	-2.0%
Other	266	595	-55.3%
Total interest income	115,003	107,071	7.4%
Interest expense
Deposits	16,044	23,697	-32.3%
Borrowings	3,477	6,290	-44.7%
Total interest expense	19,521	29,987	-34.9%

Net interest income	95,482	77,084	23.9%
Provision for credit losses	14,500	1,550	n/m
Net interest income after provision for credit losses	80,982	75,534	7.2%

Noninterest income
Insurance commissions	202	1,911	-89.4%
Trust and wealth management fees	2,495	2,564	-2.7%
Mortgage origination revenue	2,799	770	263.5%
Service charges on deposit accounts	4,588	5,094	-9.9%
Bank card revenue	4,494	3,536	27.1%
Realized securities gains	3,472	1,938	79.2%
Gain on sale Summit Insurance Services, LLC	—	1,906	n/a
Bank owned life insurance income and annuity income	1,567	1,044	50.1%
Other income	466	440	5.9%
Total noninterest income	20,083	19,203	4.6%
Noninterest expense
Salaries and employee benefits	32,211	29,066	10.8%
Net occupancy expense	3,963	3,417	16.0%
Equipment expense	5,765	4,972	15.9%
Professional fees	1,538	1,678	-8.3%
Advertising and public relations	596	698	-14.6%
Amortization of intangibles	1,659	1,701	-2.5%
FDIC premiums	856	88	872.7%
Bank card expense	2,225	1,820	22.3%
Foreclosed properties expense, net	2,490	2,498	-0.3%
Merger-related expenses	1,671	617	170.8%
Other expenses	9,337	8,599	8.6%
Total noninterest expense	62,311	55,154	13.0%
Income before income taxes	38,754	39,583	-2.1%
Income tax expense	7,428	7,717	-3.7%
Net income	$31,326	$31,866	-1.7%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Annual Performance Summary (unaudited) -- 2020 vs 2019

	For the Year Ended		Percent
	12/31/2020	12/31/2019	Change
Per Share Data
Earnings per common share
Basic	$2.42	$2.55	-5.1%
Diluted	$2.41	$2.53	-4.7%

Cash dividends	$0.68	$0.59	15.3%
Dividend payout ratio	28.2%	23.1%	22.1%

Average common shares outstanding
Basic	12,935,430	12,516,474	3.3%
Diluted	12,975,385	12,575,145	3.2%

Common shares outstanding at period end	12,942,004	12,408,542	4.3%

Performance Ratios
Return on average equity	11.80%	13.43%	-12.1%
Return on average tangible equity	14.73%	15.65%	-5.9%
Return on average assets	1.13%	1.40%	-19.3%
Net interest margin (A)	3.71%	3.66%	1.4%
Efficiency ratio (B)	50.34%	54.55%	-7.7%

NOTE (A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

NOTE (B) - Computed on a tax equivalent basis excluding merger-related expenses gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
Dollars in thousands	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Statements of Income
Interest income
Loans, including fees	$27,897	$26,807	$25,624	$25,235	$24,772
Securities	2,228	2,382	2,253	2,310	2,195
Other	51	57	60	98	105
Total interest income	30,176	29,246	27,937	27,643	27,072
Interest expense
Deposits	2,956	3,552	4,186	5,351	5,952
Borrowings	1,014	928	685	849	1,292
Total interest expense	3,970	4,480	4,871	6,200	7,244

Net interest income	26,206	24,766	23,066	21,443	19,828
Provision for credit losses	3,000	3,250	3,000	5,250	500
Net interest income after provision for credit losses	23,206	21,516	20,066	16,193	19,328

Noninterest income
Insurance commissions	127	44	24	7	90
Trust and wealth management fees	626	622	582	665	734
Mortgage origination revenue	1,163	780	641	214	379
Service charges on deposit accounts	1,305	1,138	882	1,263	1,377
Bank card revenue	1,237	1,237	1,087	933	906
Realized securities gains	912	1,522	—	1,038	403
Bank owned life insurance and annuity income	233	795	275	264	310
Other income	174	69	107	118	205
Total noninterest income	5,777	6,207	3,598	4,502	4,404
Noninterest expense
Salaries and employee benefits	8,501	8,108	7,930	7,672	7,099
Net occupancy expense	1,046	1,057	977	883	815
Equipment expense	1,502	1,474	1,360	1,429	1,278
Professional fees	370	364	417	387	412
Advertising and public relations	207	145	93	152	214
Amortization of intangibles	409	412	410	429	401
FDIC premiums	261	320	110	165	—
Bank card expense	573	589	560	503	454
Foreclosed properties expense, net	676	607	240	966	262
Merger-related expenses	218	28	637	788	98
Other expenses	2,843	2,405	2,463	1,625	2,126
Total noninterest expense	16,606	15,509	15,197	14,999	13,159
Income before income taxes	12,377	12,214	8,467	5,696	10,573
Income tax expense	2,126	2,594	1,518	1,190	2,424
Net income	$10,251	$9,620	$6,949	$4,506	$8,149

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Per Share Data
Earnings per common share
Basic	$0.79	$0.74	$0.54	$0.35	$0.66
Diluted	$0.79	$0.74	$0.54	$0.35	$0.65

Cash dividends	$0.17	$0.17	$0.17	$0.17	$0.15
Dividend payout ratio	21.5%	22.9%	31.7%	49.1%	22.3%

Average common shares outstanding
Basic	12,932,768	12,922,158	12,911,979	12,975,429	12,400,932
Diluted	12,980,041	12,949,584	12,943,804	13,028,409	12,458,702

Common shares outstanding at period end	12,942,004	12,932,415	12,922,045	12,920,244	12,408,542

Performance Ratios
Return on average equity	14.90%	14.38%	10.75%	6.92%	13.32%
Return on average tangible equity	18.70%	18.12%	13.57%	8.55%	15.25%
Return on average assets	1.37%	1.31%	1.02%	0.73%	1.39%
Net interest margin (A)	3.76%	3.64%	3.68%	3.76%	3.63%
Efficiency ratio (B)	49.38%	48.95%	51.97%	51.41%	52.25%

NOTE (A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

NOTE (B) - Computed on a tax equivalent basis excluding merger-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data (unaudited)

Dollars in thousands, except per share amounts	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019

Assets
Cash and due from banks	$19,522	$16,257	$16,572	$18,633	$28,137
Interest bearing deposits other banks	80,265	92,729	26,218	22,821	33,751
Securities available for sale	286,127	297,989	322,539	305,045	276,355
Securities held to maturity	99,914	91,600	80,497	—	—
Loans, net	2,379,907	2,222,450	2,192,541	1,982,661	1,900,425
Property held for sale	15,588	17,831	17,954	18,287	19,276
Premises and equipment, net	52,537	52,880	51,847	47,078	44,168
Goodwill and other intangible assets	55,123	48,101	48,513	34,132	23,022
Cash surrender value of life insurance policies and annuities	59,438	57,029	55,315	46,497	43,603
Other assets	57,963	49,996	49,355	38,168	34,755
Total assets	$3,106,384	$2,946,862	$2,861,351	$2,513,322	$2,403,492

Liabilities and Shareholders' Equity
Deposits	$2,595,651	$2,451,891	$2,451,769	$2,044,914	$1,913,237
Short-term borrowings	140,146	140,145	90,945	161,745	199,345
Long-term borrowings and subordinated debentures	49,652	50,292	20,297	20,301	20,306
Other liabilities	39,355	32,571	34,909	30,337	22,840
Shareholders' equity	281,580	271,963	263,431	256,025	247,764
Total liabilities and shareholders' equity	$3,106,384	$2,946,862	$2,861,351	$2,513,322	$2,403,492

Book value per common share	$21.76	$21.03	$20.39	$19.82	$19.97
Tangible book value per common share	$17.50	$17.31	$16.63	$17.17	$18.11
Tangible common equity to tangible assets	7.4%	7.7%	7.6%	9.0%	9.4%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios (unaudited)

	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Summit Financial Group, Inc.
CET1 Risk-based Capital	9.3%	9.9%	9.7%	10.8%	11.1%
Tier 1 Risk-based Capital	10.0%	10.7%	10.5%	11.7%	12.1%
Total Risk Based Capital	12.1%	12.9%	11.3%	12.5%	12.7%
Tier 1 Leverage	8.6%	8.7%	9.0%	10.2%	10.5%

Summit Community Bank, Inc.
CET1 Risk-based Capital	11.1%	11.8%	10.5%	11.7%	12.1%
Tier 1 Risk-based Capital	11.1%	11.8%	10.5%	11.7%	12.1%
Total Risk Based Capital	12.0%	12.7%	11.4%	12.5%	12.7%
Tier 1 Leverage	9.5%	9.6%	9.0%	10.2%	10.6%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition (unaudited)

Dollars in thousands	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019

Commercial	$296,832	$338,685	$311,755	$224,659	$207,138
Mortgage warehouse lines	251,815	243,730	252,472	166,826	126,237
Commercial real estate
Owner occupied	351,859	312,502	336,143	331,486	276,218
Non-owner occupied	685,563	618,624	593,168	580,619	629,206
Construction and development
Land and development	107,342	97,343	92,706	92,332	84,112
Construction	91,100	66,878	48,115	43,121	37,523
Residential real estate
Non-jumbo	425,520	368,008	371,225	378,540	354,963
Jumbo	74,185	73,836	76,360	64,944	70,947
Home equity	81,588	82,991	88,929	75,170	76,568
Consumer	35,269	35,905	35,781	36,611	36,470
Other	11,080	13,302	13,053	12,961	14,117
Total loans, net of unearned fees	2,412,153	2,251,804	2,219,707	2,007,269	1,913,499
Less allowance for credit losses	32,246	29,354	27,166	24,608	13,074
Loans, net	$2,379,907	$2,222,450	$2,192,541	$1,982,661	$1,900,425

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition (unaudited)

Dollars in thousands	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Core deposits
Non interest bearing checking	$440,819	$420,070	$443,190	$337,446	$260,553
Interest bearing checking	934,185	867,442	830,258	648,214	630,352
Savings	621,168	598,564	561,029	457,010	418,096
Time deposits	460,443	414,542	422,286	384,062	373,125
Total core deposits	2,456,615	2,300,618	2,256,763	1,826,732	1,682,126

Brokered deposits	55,454	64,120	90,279	111,156	150,554
Other non-core time deposits	83,582	87,153	104,727	107,026	80,557
Total deposits	$2,595,651	$2,451,891	$2,451,769	$2,044,914	$1,913,237

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information (unaudited)
	For the Quarter Ended
Dollars in thousands	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019

Gross loan charge-offs	$434	$1,259	$218	$698	$455
Gross loan recoveries	(195)	(245)	(269)	(197)	(88)
Net loan charge-offs/(recoveries)	$239	$1,014	$(51)	$501	$367

Net loan charge-offs to average loans (annualized)	0.04%	0.18%	-0.01%	0.10%	0.08%

Allowance for loan credit losses	$32,246	$29,354	$27,166	$24,608	$13,074
Allowance for loan credit losses as a percentage of period end loans	1.34%	1.30%	1.22%	1.23%	0.68%
Allowance for credit losses on unfunded loan commitments	$4,190	$3.525	$3,477	$2,984	$—

Nonperforming assets:
Nonperforming loans
Commercial	$525	$553	$754	$560	$764
Commercial real estate	14,237	4,313	5,822	5,644	5,800
Residential construction and development	235	2	14	11	326
Residential real estate	5,264	5,104	5,873	4,343	4,404
Consumer	74	31	29	65	116
Other	—	—	35	100	100
Total nonperforming loans	20,335	10,003	12,527	10,723	11,510
Foreclosed properties
Commercial real estate	2,581	2,500	1,774	1,866	1,930
Commercial construction and development	4,154	4,154	4,511	4,511	4,601
Residential construction and development	7,791	10,330	10,645	10,774	11,169
Residential real estate	1,062	847	1,024	1,136	1,576
Total foreclosed properties	15,588	17,831	17,954	18,287	19,276
Other repossessed assets	—	—	—	49	17
Total nonperforming assets	$35,923	$27,834	$30,481	$29,059	$30,803

Nonperforming loans to period end loans	0.84%	0.44%	0.56%	0.53%	0.60%
Nonperforming assets to period end assets	1.16%	0.94%	1.07%	1.16%	1.28%

Troubled debt restructurings
Performing	$21,375	$22,232	$22,117	$22,966	$23,339
Nonperforming	3,127	2,988	3,003	2,831	2,337
Total troubled debt restructurings	$24,502	$25,220	$25,120	$25,797	$25,676

Loans Past Due 30-89 Days (unaudited)
	For the Quarter Ended
Dollars in thousands	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019

Commercial	$1	$147	$196	$160	$111
Commercial real estate	274	1,740	1,231	2,106	1,196
Construction and development	47	422	8	53	236
Residential real estate	4,405	4,464	2,763	5,178	4,775
Consumer	233	160	164	222	269
Other	5	2	3	7	25
Total	$4,965	$6,935	$4,365	$7,726	$6,612

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q4 2020 vs Q3 2020 vs Q4 2019 (unaudited)
	Q4 2020			Q3 2020			Q4 2019
	Average	Earnings/	Yield/	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$2,292,797	$27,774	4.82%	$2,251,722	$26,656	4.71%	$1,853,197	$24,622	5.27%
Tax-exempt (2)	13,062	156	4.75%	16,245	191	4.68%	15,738	189	4.76%
Securities
Taxable	258,594	1,341	2.06%	261,231	1,445	2.20%	218,375	1,654	3.00%
Tax-exempt (2)	147,979	1,122	3.02%	150,350	1,186	3.14%	69,276	686	3.93%
Interest bearing deposits other banks and Federal funds sold	87,151	51	0.23%	60,639	57	0.37%	32,779	105	1.27%
Total interest earning assets	2,799,583	30,444	4.33%	2,740,187	29,535	4.29%	2,189,365	27,256	4.94%

Noninterest earning assets
Cash & due from banks	16,846			16,603			12,932
Premises & equipment	52,688			52,329			44,136
Other assets	157,436			154,578			103,481
Allowance for credit losses	(30,778)			(28,144)			(13,055)
Total assets	$2,995,775			$2,935,553			$2,336,859

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$895,325	$357	0.16%	$850,281	$380	0.18%	$619,939	$1,378	0.88%
Savings deposits	607,481	716	0.47%	588,085	925	0.63%	351,653	1,201	1.35%
Time deposits	566,917	1,883	1.32%	585,092	2,247	1.53%	641,160	3,373	2.09%
Short-term borrowings	140,243	467	1.32%	165,555	734	1.76%	188,007	1,062	2.24%
Long-term borrowings and subordinated debentures	49,637	547	4.38%	23,230	194	3.32%	20,308	230	4.49%
Total interest bearing liabilities	2,259,603	3,970	0.70%	2,212,243	4,480	0.81%	1,821,067	7,244	1.58%

Noninterest bearing liabilities
Demand deposits	426,441			421,741			248,159
Other liabilities	34,558			33,978			22,856
Total liabilities	2,720,602			2,667,962			2,092,082

Shareholders' equity - common	275,173			267,591			244,777
Total liabilities and shareholders' equity	$2,995,775			$2,935,553			$2,336,859

NET INTEREST EARNINGS		$26,474			$25,055			$20,012

NET INTEREST MARGIN			3.76%			3.64%			3.63%

(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) Interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21% for all periods presented. The tax equivalent adjustment resulted in an increase in interest income of $268,000, $289,000 and $184,000 for Q4 2020, Q3 2020 and Q4 2019, respectively.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2020 vs YTD 2019 (unaudited)
	YTD 2020			YTD 2019
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$2,150,294	$104,986	4.88%	$1,782,477	$96,499	5.41%
Tax-exempt (2)	15,352	732	4.77%	15,315	780	5.09%
Securities
Taxable	256,893	5,996	2.33%	205,340	6,511	3.17%
Tax-exempt (2)	122,386	4,020	3.28%	90,823	3,608	3.97%
Interest bearing deposits other banks and Federal funds sold	56,399	266	0.47%	39,408	595	1.51%
Total interest earning assets	2,601,324	116,000	4.46%	2,133,363	107,993	5.06%

Noninterest earning assets
Cash & due from banks	16,139			12,939
Premises & equipment	50,418			41,778
Other assets	143,284			107,456
Allowance for loan losses	(26,915)			(13,225)
Total assets	$2,784,250			$2,282,311

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$789,064	$2,187	0.28%	$586,938	$6,394	1.09%
Savings deposits	539,625	4,178	0.77%	317,569	3,969	1.25%
Time deposits	598,085	9,680	1.62%	660,910	13,334	2.02%
Short-term borrowings	130,411	2,330	1.79%	194,450	5,303	2.73%
Long-term borrowings and subordinated debentures	28,396	1,147	4.04%	20,315	987	4.86%
Total interest bearing liabilities	2,085,581	19,522	0.94%	1,780,182	29,987	1.68%

Noninterest bearing liabilities
Demand deposits	401,502			244,559
Other liabilities	31,712			20,341
Total liabilities	2,518,795			2,045,082

Shareholders' equity - common	265,455			237,229
Total liabilities and shareholders' equity	$2,784,250			$2,282,311

NET INTEREST EARNINGS		$96,478			$78,006

NET INTEREST MARGIN			3.71%			3.66%

(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) Interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21%. The tax equivalent adjustment resulted in an increase in interest income of $998,000 and $922,000 for the YTD 2020 and YTD 2019, respectively.